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      EXHIBIT 23 - CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-91157 of Morgan's Foods, Inc. on Form S-8 of our report dated June 1, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle) appearing in this Annual Report on Form 10-K of Morgan's Foods, Inc. for the year ended February 29, 2004.

/s/ Deloitte & Touche LLP
Cleveland, Ohio

June 1, 2004